UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2007 (February 27, 2007)

CLEAR CHOICE FINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52071	33-1080880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7373 E. Doubletree Ranch Rd., Suite 200, Scottsdale, AZ 85258
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 820-9766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 27, 2007, Clear Choice Financial, Inc. (the "Registrant") issued a Common Stock Purchase Warrant (the "Warrant") to Larry Eiteljorg, one of the Registrant's directors, to compensate him for his service on the Board of Directors. The Warrant gives Mr. Eiteljorg the right to purchase up to 3,000,000 shares of the Registrant's common stock at an exercise price of $0.17 per share, with cashless exercise permitted. The Warrant has a ten year term, and contains standard provisions to adjust the number of shares purchasable and the exercise price of such shares upon the occurrence of certain corporate events. The issuance of the Warrant was pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2007	CLEAR CHOICE FINANCIAL, INC.

	By:	/s/ Michael Schifsky
Michael Schifsky
Chief Financial Officer